WILEY

Third Quarter Fiscal 2015 Earnings Update

March 10, 2015







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About Wiley

Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice and education. Through its **Research** segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The **Professional Development** segment provides digital and print books, online assessment and training services, and test prep and certification to professionals in business and finance, leadership, technology, architecture, psychology, education and other areas. In **Education**, Wiley provides education solutions including online program management services for higher education institutions and course management tools and content for instructors and students.

Safe Harbor Statement

This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Adjusted Results

The Company provides financial measures referred to as "adjusted" revenue, contribution to profit, and EPS, which exclude restructuring and impairment charges and deferred tax benefits related to a UK corporate income tax rate reduction. Variances to adjusted revenue, contribution to profit, and EPS are on a constant currency basis unless otherwise noted. Management believes the exclusion of such items provides additional information to facilitate the analysis of results. These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Performance Summary

(millions)	Q3 2015	Q3 2014	Change	Change (ex-FX)
Revenue	$465.9	$457.9	2%	**5%**
Adjusted Operating Income*	$78.1	$77.6	(26%)	**6%**
Adjusted EPS*	$0.99	$0.93	(18%)	**9%**

- **Q3 revenue of $466M (+5% at constant currency)** fueled by Research Communication/Journals (+5%), the contribution from our 2014 acquisitions, and continued double-digit growth in Education solutions. Organic revenue (excluding the 2014 acquisitions) was essentially flat at constant currency.
- **Q3 Adjusted Operating Income of $78M (+6% growth at constant currency)** driven by higher-margin digital revenue growth and cost savings from restructuring
- **Q3 Adjusted EPS of $0.99 (+9% growth at constant currency)** driven by higher operating income and a lower effective tax rate
- **YTD Revenue ($1.38B, or +5%) and Adjusted EPS ($2.45, or +8%) tracking to full year guidance.** Organic revenue (excluding the 2014 acquisitions) increased 1% at constant currency.

**Adjusted to exclude restructuring charges in FY15 and FY14*

Research

(millions)	Q3 2015	Q3 2014	% of Revenue	Change (excluding FX)
Journal Subscriptions	$153.8	$154.0	62%	4%
Funded Access	$6.1	$4.3	2%	46%
Other Journal Revenue	$27.8	$27.5	11%	7%
Total Research Communication	**$187.7**	**$185.8**	**76%**	**5%**
Print Books	$27.8	$31.0	11%	(8%)
Digital Books	$10.9	$12.6	4%	(9%)
Total Books and References	**$38.7**	**$43.6**	**16%**	**(8%)**
Other Research Revenue	**$20.1**	**$19.4**	**8%**	**8%**
TOTAL REVENUE	**$246.5**	**$248.8**	**100%**	**3%**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$72.5**	**$68.5**		**11%**

- Journal Subscriptions revenue continuing to grow steadily (+4% excluding FX)
- Research Books down 8% for the quarter and year-to-date under sustained pressure
- Complementary Funded Access revenue continuing to grow at strong double-digit rates
- As of January 31, CY15 journal subscription billings were up 1% with approximately 81% of expected calendar-year 2015 subscriptions closed
- Higher Adjusted CTP driven by revenue growth and cost savings from restructuring

**Adjusted to exclude restructuring charges in FY15 and FY14*

Professional Development

(millions)	Q3 2015	Q3 2014	% of Revenue	Change (excluding FX)
Print Books	$56.0	$64.5	52%	(11%)
Digital Books	$11.3	$13.1	10%	(13%)
Online Test Preparation and Certification	$4.0	$3.5	4%	14%
Other Knowledge Services	$8.2	$6.6	8%	26%
Total Knowledge Services	**$79.5**	**$87.7**	**73%**	**(8%)**
Assessment	$12.9	$6.5	12%	99%
Online Learning and Development	$16.2		15%	
Total Talent Solutions	**$29.1**	**$6.5**	**27%**	**349%**
TOTAL REVENUE	**$108.6**	**$94.2**	**100%**	**17%**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$12.9**	**$12.4**		**8%**

- Revenue growth from Talent Solutions acquisitions (+$22M), Online Test Preparation (+14%), and post-hire assessment (+9%) offset a decline in Books (-12%)
- Year-to-date revenue declined 5% excluding contributions from the 2014 Talent Solutions acquisitions
- Talent Solutions reflects five months of revenue for CrossKnowledge, which had previously been reported on a 2-month lag. CrossKnowledge results now current on a year-to-date basis.
- Adjusted CTP rose 8% with restructuring savings and higher gross profit; Talent Solutions acquisitions dilutive to earnings, as expected

**Adjusted to exclude restructuring charges in FY15 and FY14*

Education

(millions)	Q3 2015	Q3 2014	% of Revenue	Change (excluding FX)
Print Textbooks	$40.5	$54.4	37%	(23%)
Digital Books	$11.0	$8.0	10%	41%
Total Books	**$51.5**	**$62.4**	**46%**	**(14%)**
Custom Products	$13.6	$12.9	12%	6%
Course Workflow Solutions (WileyPLUS)	$20.9	$18.6	19%	13%
Education Services (Deltak)	$23.0	$19.0	21%	20%
Other Education Revenue	$1.9	$2.0	2%	(3%)
TOTAL REVENUE	**$110.9**	**$114.9**	**100%**	**(2%)**
ADJUSTED CONTRIBUTION TO PROFIT (CTP)*	**$27.6**	**$30.0**		**(5%)**

- Double-digit growth in Digital Books (+41%), Course Workflow (+13%), and Education Services (+20%) was more than offset by decline in Print Textbooks (-23%).
- Year-to-date revenue grew 1% excluding Education Services (Deltak)
- Education Services (Deltak) added 11 new online programs and one new partner (Manhattan College)
    - Total count of 38 partners and 192 programs
- CTP decline driven by lower revenue and incremental investment in Education Services (Deltak)

**Adjusted to exclude restructuring charges in FY15 and FY14*

Shared Services Costs

(millions spent)	Q3 2015*	Q3 2014*	Change (excluding FX)
Distribution and Operation Services	$21.2	$25.2	(13%)
Technology and Content Management	$59.3	$58.4	3%
Finance	$13.6	$13.3	5%
Other Administration	$27.3	$22.6	23%
Total	**$121.4**	**$119.5**	**4%**

- Distribution and Operation Services cost reduction driven by restructuring savings and the benefits of a more variable cost structure to track with declining print volumes
- Technology spending (excluding Content Management) increased 11% for the quarter and 10% year-to-date; full year Technology spend still expected to increase by roughly 10% over prior year
- Higher Other Administration reflects the expiration of a real estate tax incentive, early stage investment in an Enterprise Resource Planning (ERP) implementation, and occupancy costs related to the recent acquisitions

**Adjusted to exclude restructuring charges in FY15 and FY14*

Restructuring

Third Quarter Restructuring Charge ($24M)

- Half of the charge related to the completion of real estate consolidations and dispositions in connection with prior restructuring actions
- Remaining half for severance costs for reorganization and consolidation
- Severance portion of the charge expected to be fully recovered by the end of our fiscal 2016. Annual run-rate savings comparable to one-time severance charge

Balance Sheet and Cash Flow

Balance Sheet *(millions)*	As of 1/31/15	As of 1/31/14
Cash and Cash Equivalents	$260.2	$316.0
Short Term Debt	$100.0	0
Long Term Debt	$588.1	$634.0
Net Debt	$427.9	$318.0
Net Debt to EBITDA (ttm)	1.0x	0.8x

Free Cash Flow *(millions)*	YTD 2015	YTD 2014
Net Income	$130.0	$124.6
Operating Cash Flow	**$154.2**	**$153.8**
Composition Spending	($26.9)	($30.5)
Capex (Technology)	($47.3)	($38.7)
Free Cash Flow	**$80.0**	**$84.6**
Selected Uses of Cash		
Acquisitions	($172.7)	($5.2)
Dividends	($51.5)	($44.2)
Share Repurchases	($62.0)	($38.5)

- Short term debt enabling interest expense savings
- Leverage remains low. Higher net debt driven by 2014 Talent Solutions acquisitions
- Free Cash Flow modestly lower due to increased investment in technology
- Share Repurchases: 350,000 shares repurchased at a cost of $20.4M, for an average of $58.42/share. YTD – 1,083,000 shares repurchased at a cost of $62 million, or $57.26/share

Currency Update

- Approximately half of Wiley revenue is generated outside the US
- Exposure most significant in USD:Euro and USD:British pound
- Q3 FX Impact: ($13M) revenue and ($0.02) of EPS

Moving Forward

- Reaffirming FY15 guidance of mid-single digit revenue growth at constant currency and adjusted EPS between $3.25 and $3.35
- Foreign exchange substantially unfavorable so far in Q4, and adverse impact may continue into FY16

Move to Time-Based Journal Subscription Agreements

Moving to time-based digital journal subscription agreements for calendar year 2016

- Present agreements provide access to individually identified titles based on volume year of publication
- Subscribers in established markets to be offered journal database access rather than access defined by title (successful pilot, simplified contracting and admin)
- New time-based models will result in change in the timing of revenue recognition
  - From issue-based revenue recognition (driven by publication timing) to time-based (spread evenly over the subscription period)
  - Publication timing has historically been skewed toward front of calendar year (nearly 40% of calendar year issues published by fiscal year-end in April)
  - Accounting implication is that some journal revenue will shift to the next fiscal year on a recurring basis, beginning in FY16
- The estimated initial accounting impact is to shift $35M of revenue and $0.35 of EPS out from FY16 to FY17
- Underlying operational performance expected to benefit from new models
- No impact to Free Cash Flow

Highlights

- Third quarter performance steady on a constant currency basis
  - Q3 Revenue +5%
  - Q3 Adjusted Operating Income +6%
  - Q3 Adjusted EPS +9%
- Steady growth in Research Communication (journal) revenue
- Continued double-digit growth in digital solutions revenue
- Books revenue under sustained pressure
- Reaffirming FY15 guidance of mid-single digit revenue growth on a constant currency basis and adjusted EPS between $3.25 and $3.35

WILEY

Third Quarter Fiscal 2015
Earnings Update

March 10, 2015







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